                                                                    EXHIBIT 12.1

                       STATEMENT RE COMPUTATION OF RATIOS
                     (DOLLARS IN THOUSANDS, EXCEPT RATIOS)

                                                             YEAR ENDED DECEMBER 31,
                                         ----------------------------------------------------------------
                                                                                                   PRO
                                                                                                  FORMA
                                           1993       1994       1995        1996       1997       1997
                                         --------   --------   ---------   --------   --------   --------
RATIO OF EARNINGS TO FIXED CHARGES:
Earnings:
 Income (loss) before write-off of
   purchased research and development,
   income taxes and minority
   interest............................  $ 27,067   $ 51,048   $  86,249   $ 99,052   $105,571   $ 87,076
 Add: interest expense.................    23,750      9,317      22,889     15,780     22,849     41,344
                                         --------   --------   ---------   --------   --------   --------
                                         $ 50,817   $ 60,365   $ 109,138   $114,832   $128,420   $128,420
                                         ========   ========   =========   ========   ========   ========
Fixed Charges(1):
 Interest expense......................  $ 23,750   $  9,317   $  22,889   $ 15,780   $ 22,849   $ 41,344
 Capitalized interest..................        --         --       1,978      3,770      5,419      5,419
                                         --------   --------   ---------   --------   --------   --------
                                         $ 23,750   $  9,317   $  24,867   $ 19,550   $ 28,268   $ 46,763
                                         ========   ========   =========   ========   ========   ========
Ratio of earnings to fixed
 charges(2)............................       2.1        6.5         4.4        5.9        4.5        2.7
                                         ========   ========   =========   ========   ========   ========
RATIO OF EBITDA TO FIXED CHARGES:
EBITDA:
 Income (loss) from operations.........  $ 39,502   $(165,172) $  93,166   $114,113   $125,298   $125,298
 Write-off purchased research and
   development.........................        --    221,000          --         --         --         --
 Provision at ICN Yugoslavia...........        --         --          --         --         --         --
 Depreciation and amortization.........     8,513      9,248      13,814     17,936     28,753     28,753
                                         --------   --------   ---------   --------   --------   --------
                                         $ 48,015   $ 65,076   $ 106,980   $132,049   $154,051   $154,051
                                         ========   ========   =========   ========   ========   ========
Fixed Charges..........................    23,750      9,317      24,867     19,550     28,268     46,763
                                         ========   ========   =========   ========   ========   ========
Ratio of EBITDA to fixed charges.......       2.0        7.0         4.3        6.8        5.4        3.3
                                         ========   ========   =========   ========   ========   ========
RATIO OF NET DEBT TO EBITDA:(3)
Net debt:
 Long-term debt (including notes
   payable and current portion of
   long-term debt).....................  $ 35,206   $215,005   $ 166,269   $195,681   $348,206
 Less: unrestricted cash and cash
   equivalents.........................   (14,777)   (42,376)    (24,094)   (39,366)  (209,896)
                                         --------   --------   ---------   --------   --------
                                         $ 20,429   $172,629   $ 142,175   $156,315   $138,310
                                         ========   ========   =========   ========   ========
EBITDA(4)..............................  $ 48,015   $ 65,076   $ 106,980   $132,049   $154,051
                                         ========   ========   =========   ========   ========
Ratio of net debt to EBITDA............       0.4        2.7         1.3        1.2        0.9
                                         ========   ========   =========   ========   ========

                                                 SIX MONTHS ENDED JUNE 30,
                                         -----------------------------------------
                                                                 PRO        PRO
                                                                FORMA      FORMA
                                           1997       1998      1997       1998
                                         --------   --------   -------   ---------
RATIO OF EARNINGS TO FIXED CHARGES:
Earnings:
 Income (loss) before write-off of
   purchased research and development,
   income taxes and minority
   interest............................  $ 38,705   $(87,956)  $29,457   $ (97,204)
 Add: interest expense.................     7,382     11,808    16,630      21,056
                                         --------   --------   -------   ---------
                                         $ 46,087   $(76,148)  $46,087   $ (76,148)
                                         ========   ========   =======   =========
Fixed Charges(1):
 Interest expense......................  $  7,382   $ 11,808   $16,630   $  21,056
 Capitalized interest..................     2,498      3,540     2,498       3,540
                                         --------   --------   -------   ---------
                                         $  9,880   $ 15,348   $19,128   $  24,596
                                         ========   ========   =======   =========
Ratio of earnings to fixed
 charges(2)............................       4.7         --       2.4          --
                                         ========   ========   =======   =========
RATIO OF EBITDA TO FIXED CHARGES:
EBITDA:
 Income (loss) from operations.........  $ 48,334   $(58,647)  $48,334   $ (58,647)
 Write-off purchased research and
   development.........................        --         --        --          --
 Provision at ICN Yugoslavia...........        --    165,646        --     165,646
 Depreciation and amortization.........    10,765     22,664    10,765      22,664
                                         --------   --------   -------   ---------
                                         $ 59,099   $129,663   $59,099   $ 129,663
                                         ========   ========   =======   =========
Fixed Charges..........................     9,880     15,348    19,128      24,596
                                         ========   ========   =======   =========
Ratio of EBITDA to fixed charges.......       6.0        8.4       3.1         5.3
                                         ========   ========   =======   =========
RATIO OF NET DEBT TO EBITDA:(3)
Net debt:
 Long-term debt (including notes
   payable and current portion of
   long-term debt).....................  $208,031   $342,034             $ 538,686
 Less: unrestricted cash and cash
   equivalents.........................   (41,969)   (90,983)             (281,035)
                                         --------   --------             ---------
                                         $166,062   $251,051             $ 257,651
                                         ========   ========             =========
EBITDA(4)..............................  $118,198   $259,326             $ 259,326
                                         ========   ========             =========
Ratio of net debt to EBITDA............       1.4        1.0                   1.0
                                         ========   ========             =========

---------------
(1) The majority of facilities and substantially all equipment is owned by the Company. Accordingly, there is no interest portion of rent expense.

(2) For the six months ended June 30, 1998, the Company had a deficiency of earnings compared to its fixed charges of $91,496 and a deficiency of pro forma earnings compared to its fixed charges of $100,744.

(3) Computation was not made as of December 31, 1997 and June 30, 1997 on a pro forma basis, as a pro forma balance sheet is not presented.

(4) EBITDA for all interim periods presented has been annualized.